SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2023

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, Scott Glassman was appointed by the Board of Directors of Air Industries Group (the “Company”) to the positions of Chief Financial Officer, Principal Accounting Officer and Secretary of the Company. Mr. Glassman, age 46, will also serve as the Chief Financial Officer, Principal Accounting Officer and Secretary of the Company’s subsidiaries.

Mr. Glassman has been employed by the Company since March of 2019, most recently serving as the Chief Accounting Officer. Mr. Glassman previously had been employed by the Company from February of 2007 to February of 2015, serving in various senior positions in the Company’s Financial Department. From March of 2015 to November of 2018, Mr. Glassman worked at a privately held distributor of commercial equipment where he served as Controller. Mr. Glassman holds a Bachelor of Science degree in Accounting from the State University of New York at Albany. Mr. Glassman has been a CPA licensed in the state of NY since 2002.

Mr. Glassman succeeds Michael Recca as the Company’s Chief Financial Officer, Principal Accounting Officer and Secretary of the Company. Mr. Recca will remain with the Company focusing on special projects related to the Company’s growth plans in the aerospace sector and working with Mr. Glassman to ensure a seamless transition of his CFO responsibilities.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated October 19, 2023

104	Cover Page Interactive Data File (embedded within the Inilne XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2023

AIR INDUSTRIES GROUP

By:	/s/ Scott Glassman
Scott Glassman Chief Financial Officer